UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 17, 2006

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

116 Inverness Drive East, Suite 265, Englewood, CO 80112

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In its Form 10-QSB filed with the Securities and Exchange Commission on August 14, 2006, HyperSpace Communications, Inc. (the “Company”) indicated that it had entered into commitment letter with CapitalSource Finance LLC (“CapitalSource”) for a $40 million Senior Secured Revolving Credit Facility, intended to replace its existing credit facility with Wachovia Capital Finance Corporation (“Wachovia”), which is scheduled to expire on September 1, 2006. As indicated in the Form 10-QSB, the CapitalSource commitment letter was subject to a number of contingencies, some of which were based on the sole discretion of CapitalSource. CapitalSource has advised the Company that it does not intend to proceed with the credit facility contemplated under the commitment letter.

Wachovia has provided a non-binding proposal concerning possible extension of the Wachovia credit facility. However, there is no assurance that the Wachovia credit facility will be extended or that the terms of such extension would be acceptable to the Company. The Company faces significant liquidity challenges and other risk factors more fully described in its filings with the Securities and Exchange Commission, including its Form 10-QSB filed August 14, 2006 and its Form 10-KSB for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Dated: August 23, 2006	By:	/s/ John P. Yeros
John P. Yeros Chief Executive Officer